EXHIBIT 10.17

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ALLTEL SUPPLY
                                                           ALLTEL
6625 The Corners Parkway
Norcross, GA  30092
770-448-5210


                                  ALLTEL Supply
                              DISTRIBUTOR AGREEMENT



This Agreement is made as of this 20 day of January 1 1999, by and between ALLTEL Supply, Inc., located at 6625 The Corners Parkway, Suite 400, Norcross, Georgia 30092 hereinafter referred to as "Distributor", and Carnegie International Corp./Assignees, having its principal office at 11350 McCormick Road, Suite 100 1, E.P. III, Hunt Valley, MD 21031 hereinafter referred to as
"Manufacturer/Supplier". This agreement shall be automatically renewed for successive one year terms unless either party terminates as provided for herein.

In consideration of the mutual agreements and promises contained in this Agreement, Distributor and Manufacturer/Supplier agree as follows:

1.       APPOINTMENT OF DISTRIBUTOR:

         Manufacturer/Supplier hereby appoints and designates the Distributor as an authorized distributor of the Equipment described in the attached
         Exhibit I "Equipment" and authorizes Distributor to market and sell the Equipment, according to the terms and conditions of this Agreement. Manufacturer/Supplier agrees to sell to Distributor, Equipment for resale in the Territory. The Territory, in which Distributor may act as authorized distributor of the Equipment, shall be the United States of America.

  2.     THE DISTRIBUTOR AGREES:

         A. To use its best efforts to promote, market and distribute the Equipment of Manufacturer/Supplier in a manner reflecting credit on the parties to this Agreement.

         B. To provide customers with currently available catalogs and promotional literature in reasonable quantities as deemed appropriate by Distributor.

         C. To provide and/or coordinate technical support for and training in the proper use of the Equipment, for those customers requesting same, through seminars and other programs as deemed appropriate by Distributor.

         D. To adhere to the payment and price terms prescribed in this Agreement. (See Attachment "A")

  3.   MANUFACTURER/SUPPLIER AGREES:

          A. To support the Distributor in its effort to promote the sale of the Equipment.

          B.        To  provide  reasonable   technical  and/or  sales  training
                    assistance for the




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ALLTEL Supply, Inc.
Distribution Agreement
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                    Distributor's customers at the Distributor's request.

          C. To support the Distributor by providing it, upon request, with all reasonable quantities of literature, catalogs, advertisements, circulars, etc. at no charge.

          D. To insure that the prices, terms and conditions of sale to Distributor are no less favorable than those allowed other Distributors of Manufacturer/Supplier's Equipment.

          E. To support sales through Distributor and any requests for Direct Sales shall be quoted at Manufacturer's suggested list price. (See Attachment "B")

          F. To extend to Distributor, at Distributor's discretion the following options. Relevant only to the product purchased on the agreed upon initial stocking orders, for any product remaining in inventory six (6) months after delivery to Distributor, the Distributor may elect to either return any product in exchange for an equal value purchase of alternate product, OR return the remaining product for a full cash refund based upon the original purchase price.

          G. To recognize that Distributor is the Purchasing entity for all ALLTEL Corporation Affiliated companies and will make no attempt to sell directly to them. Further any pricing inquiries shall be referred back to the Distributor.

          H. That their products will be produced, manufactured and delivered in accordance with all applicable Federal, State, and Local statutes. To hold ALLTEL Supply harmless from all claims or judgments for bodily injury, personal injury, advertising injury or property damage against ALLTEL Supply by third parties, which injury or damage results from the distribution of that product by ALLTEL Supply. To maintain Commercial General Liability Insurance, including Products-Completed Operations, in the minimum amount of $ 1,000,000 per occurrence / aggregate, endorsed to name ALLTEL Supply, Inc. as additional insured. Upon request, Manufacturer/ Supplier agrees to provide a certificate evidencing such coverage.

4.       ADDITIONAL TERMS AND CONDITIONS:

          A. Order Entry. All orders shall be placed using the standard Purchase Order forms of ALLTEL Supply, Inc.

          B. Pricing/Discounts. Distributor's cost for each item of the Equipment shall be Manufacturer/Supplier's current list price as published from time to time, less a discount, as shown in Exhibit 2. Manufacturer/Supplier shall have the right to change its prices upon sixty (60) days written notice to Distributor, Prices are exclusive of federal, state, and local taxes. In the event of a decrease in price,




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Distribution Agreement
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                    ALLTEL  Supply,  Inc.  Distribution  Agreement  Page  3 of 8
                    Manufacturer/Supplier will issue a credit to Distributor for the difference between the original and new lower price on products currently in Distributor's stock. In the event of a price increase, orders placed prior to effective date will be invoiced at the old prices. Ten (10) sets of pricing are to be included with notification. Volume discount and/or rebate programs may be included herein or accepted under separate agreement or schedule.

          C.        Advertising/Marketing   Allowances.   In  the  event  Vendor
                    Advertising/Co-op   programs  are  available,   it/they  are
                    included herein as Exhibit 3.

          D. Payment Terms. Payment shall be due, in full, thirty (30) days from date of invoice. If paid within fifteen (15) days, a two percent (2%) early payment discount will apply. Invoice date shall be the date the Equipment is shipped or later. In no event shall the invoice date precede the shipping date.

          E Stock Balancing. Distributor may request one (1) return authorization in each calendar quarter without a restocking charge, for slow moving inventory. Distributor may return one (1) consolidated shipment from each distribution location, freight prepaid, for stock adjustment.

          F. Obsolescence. If the Manufacturer/Supplier introduces new equipment, which substantially obsoletes equipment previously purchased by the Distributor, the Manufacturer/Supplier, shall after written request from the Distributor, repurchase such equipment which was so rendered obsolete at the purchase price, provided the Distributor will issue an order to offset at equal value. Manufacturer/Supplier will give sixty day (60) notification.

          G. Freight. FOB Laurel, Maryland. Equipment will be shipped to Distributor's specified delivery point FOB origin for dropship orders, freight prepaid and added to the invoice provided a copy of the actual freight invoice is included for all shipments other than U.P.S. FOB destination freight prepaid and allowed for stock shipments. Title and risk of loss for Equipment shall pass to Distributor, upon delivery. Manufacturer/Supplier will pack equipment purchased hereunder for transport in accordance with commercial standards and deliver Equipment to a carrier of the mode of transportation selected by Distributor unless otherwise agreed upon by the parties. If any unauthorized freight carrier routing occurs which results in an increase to the net cost of freight to the Distributor, the difference is subject to bill back and will be deducted from the next available invoice. All Bills of Lading shall indicate total piece count. All shipments marked "SAID TO CONTAIN" are subject to refusal and all charges applicable are
                    Manufacturer/Supplier's                      responsibility.
                    Manufacturer/Supplier will assist in asserting any claim against the invoiced carrier for loss, damage, or destruction of Equipment. Freight classifications must be provided for all products upon acceptance of this Agreement.



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ALLTEL Supply, Inc.
Distribution Agreement
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          H.        Packaging/Weights.  Standard unit, master carton, pallet and reel quantities are to be identified and provided with corresponding weights prior to the acceptance of this
                    agreement.   Unless  instructed  otherwise  by  Distributor,
                    Manufacturer/Supplier  shall,  for orders placed  hereunder:
                    (1) ship to the destination designated in the order in accordance with specific shipping instructions; (2) see that all subordinate documents bear Distributor's order number;
                    (3) enclose a packing memorandum with each shipment and when
                    more  than  one  package  is  shipped,   identify   the  one
                    containing  the  memorandum  and  sequentially   number  all
                    cartons i.e. I of 4, 2 of 4, etc.; (4) mark Distributor's order number on all packages and shipping papers; and (5) render separate invoices for each shipment or order.

          I. Manufacturing Origin. City, state, and country of origin are to be identified for each product/product group. Certificates of origin (where applicable) are to be included with this agreement and provided as further development occurs. All products are to be identified where CSA/DOC approval has been granted.

          J. Non-Assignability. The rights and obligations created hereunder cannot be assigned by either party either voluntarily or by operation of the law without the prior written consent of the other party. Any unauthorized transfer or attempt to transfer or assign automatically terminate this Agreement.

          K. Relationship of Parties. This Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between Manufacturer/Supplier and ALLTEL Supply, Inc. and neither shall have the power or ability to pledge the credit of the other, nor to bind the other, nor to contract in the name of or create a liability against the other in any way for any purpose.

          L. Infringement. The Manufacturer will indemnify, defend, and otherwise hold harmless the Distributor, its affiliates, and its customers from all cost, loss, damage, or liability arising from any proceeding or claim brought or asserted against Distributor, its affiliates, or its customers for any claim that the use of any Products in accordance with this agreement infringes a third party's U.S. patent, copyright, trade secret and/or other proprietary right in the United States. The Manufacturer will pay any costs, damages and attorney's fees finally awarded against Distributor, for any such infringement, provided that:

                    o Distributor notifies the Manufacturer immediately upon Distributor's receipt of such claim;

                    o Manufacturer has sole control of the defense of, and all related settlement negotiations for, any such claim, and;

                    o Distributor cooperates fully in the defense-of, and furnishes all related evidence in its control relating to, any such claim.


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ALLTEL Supply, Inc.
Distribution Agreement
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                    If claim for infringement  occurs and Distributor's use of a
                    product  or  any  part  thereof  in  accordance   with  this
                    agreement is enjoined as a result thereof, or in the manufacturer's opinion is likely to occur, the Manufacturer shall have the right, at its option and expense, to (1) procure the right for Distributor to continue using such product(s) in accordance with this agreement, (2) replace or modify such product(s) so that it becomes non-infringing, or
                    (3) require the return to the Manufacturer all products to which such claim(s) for infringement relate. In the event of any such return of products, the Manufacturer agrees to grant Distributor credit for such returned products, based on the price paid.

                    Manufacturer shall have no obligation or liability to Distributor for any claim and/or injunction for infringement based upon (1) the combination, operation or use of any product(s) with equipment, data, or software not supplied by Manufacturer, (2) alteration or modification of any product(s) not authorized or performed by Manufacturer, or which are made or authorized by Manufacturer in compliance with Distributor's or end user's designs, specifications or instructions.

          M. Warranty. Standard policy to be included with current price schedule provided initially and periodically hereafter. Optional policies or programs as available.

                    Multi-Century Clause: Multi-Century Compliance Not withstanding any provision of this agreement to the contrary, the manufacturer/supplier represents and warrants that its own internal systems and each item of hardware, software, and firmware created, modified, upgraded, revised, developed, or delivered hereunder shall accurately process date data (including without limitation calculating, comparing, and sequencing), within, from, into, and between centuries, (including without limitation the twentieth and twenty-first centuries), including leap year calculations. The design of said hardware, software, and firmware to insure compliance with the foregoing warranty shall include, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulae and dated values, date data interface values reflect the century. In the event of breach of this warranty, ALLTEL shall be entitled to repair or replacement of any non-compliant item, at no cost to ALLTEL, within sixty (60) days after notice of breach from ALLTEL to manufacturer/supplier, in addition to the warranties expressed, implied , or arising by operation of law. It is understood that the warranties created by this agreement, whether express, implied, or arising by operation of law that affect ALLTEL's rights under this agreement are cumulative and should be considered in a manner consistent with one another.

          N. Hazardous Material Compliance. In accordance with "Right to Know" legislation, MSDS documentation is to be provided for all products initially and hereafter with each shipment.


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ALLTEL Supply, Inc.
Distribution Agreement
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          0.        Trademarks.  Products and licensed materials purchased under this Agreement may bear trade names, trademarks, logos or to
                    symbols  of   Manufacturer/Supplier.   Manufacturer/Supplier
                    hereby grants to Distributor  permission to use such symbols
                    in    Distributor's    marketing    and    advertising    of
                    Manufacturer/Supplier  products,  provided such use conforms
                    to  standards   and   guidelines   relating   thereto  which
                    Manufacturer/Supplier may furnish from time to time. Use of trademarks and symbols by Distributor may be subject to pre-
                    publication    or   pre-use    review   and    approval   by
                    Manufacturer/Supplier.    If,    in    Manufacturer/Supplier
                    judgment,  any use by Distributor  is deemed  detrimental to
                    Manufacturer/Supplier     or    is    deemed    undesirable,
                    Manufacturer/Supplier   may  withdraw   permission   without
                    liability as result thereof.

          P. Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts of God, labor strikes, acts of war or civil disruption, government regulations imposed after the fact, public utility failures, or natural disasters.

          Q Termination. The Distributorship hereby created may be terminated only; (a) by an agreement in writing duly signed by the parties hereto; (b) by either party at will, with or without cause, upon not less than ninety (90) days notice in writing given by certified mail, return receipt requested, to the other party; (c) by either party if the other party either ceases to function as a going concern or to conduct its operations in the normal course of business, a receiver is appointed or applied for by the party, a petition under the Federal Bankruptcy Reform Act if filed by or against either party, or either party make an assignment for the benefits of creditors.

                    Upon termination, Manufacturer/Supplier shall purchase from Distributor and Distributor shall sell to Manufacturer/Supplier any and all products remaining in Distributor's inventory at the price paid originally by Distributor. Material to be returned to Manufacturer/Supplier for full cash refund, freight paid by the Distributor.

          R. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.


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ALLTEL Supply, Inc.
Distribution Agreement
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          S.        Notices.  All notices  required or  contemplated  under this
                    Agreement shall be by first class mail, except as stated in Paragraph 4 (1) hereof, addressed to the parties as follows:

TO MANUFACTURER/SUPPLIER           Carnegie International Corp. / Assignees
                                   11350 McCormick Rd.,Suite 1001 EP III
                                   Hunt Valley, MD, 21031

TO DISTRIBUTOR                     ALLTEL Supply, Inc.
                                   6625 The Comers Parkway
                                   Suite 400
                                   Norcross, Georgia 30092



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ALLTEL Supply, Inc.
Distribution Agreement
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5.        This Agreement  shall be binding upon and ensure to the benefit of the parties hereof, and their successors and assigns.

                                              MANUFACTURER/SUPPLIER

                                              /s/ Carnegie International Corp.
                                              --------------------------------
                                              (Manufacturer/Supplier)

                                              By:  /s/ Lowell Farkas
                                                   --------------------------
                                                   (Authorized Signature)
                                              Name: Lowell Farkas

                                              Title: President

                                              Date:  12/23/98

Attest:

/s/ David Pearl
--------------------
(Signature)

Name: David Pearl

Title:  Secretary

                                            ALLTEL Supply, Inc.

                                            By:  /s/ H.S. Fisher, Jr.
                                                 --------------------------
                                                 (Authorized Signature)

                                            Name:  H.S. Fisher Jr.

                                            Title: Senior Vice President,
                                                    Operations

                                            Date:  January 20, 1999

Attest:

/s/ C.F. Addlesberger
----------------------
(Signature)

Name: C.F. Addlesberger

Title:Executive Secretary
c76365.634


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